CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-269234, 333-265769, 333-265570), Form S-3 (No. 333-263709, 333-263705, 333-259747, 333-258318), and Form S-8 (333-263706, 333-261196) of our report dated March 22, 2023, relating to the consolidated financial statements of Palisade Bio, Inc., appearing in this Annual Report on Form 10-K. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

March 22, 2023